Exhibit 99.6

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY OR ANY SECURITY ISSUED ON ITS EXERCISE MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) JUNE 8, 2026 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SECURITIES REPRESENTED HEREBY AND THE UNDERLYING SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY AND THE UNDERLYING SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO NAQI LOGIX INC. (THE “CORPORATION”), (B) OUTSIDE THE UNITES STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 OR (ii) 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

WARRANTS TO PURCHASE
VOTING COMMON SHARES OF NAQI LOGIX INC.

Certificate Date: June 8, 2026

Warrant Certificate Number: [●]	Number of Warrants: [●]

THIS IS TO CERTIFY THAT for value received, [●] of [●] (the “Warrantholder”) has the right to purchase in respect of each whole warrant (individually a “Warrant” and collectively the “Warrants”) represented by this certificate or by a replacement certificate (in either case this “Warrant Certificate”) one fully paid and non-assessable voting common share (individually a “Common Share” and collectively the “Common Shares”), which term shall include any shares or other securities to be issued in addition thereto or in substitution or replacement therefor as provided herein, of Naqi Logix Inc. (the “Company”), a corporation existing under the Business Corporations Act (British Columbia), as constituted on the date hereof, at a purchase price (the purchase price in effect from time to time being called the “Exercise Price”) of US$2.40 per Common Share until any time prior to 5:00 p.m. Vancouver time on June 8, 2028 (the “Expiry Time”), subject to acceleration in accordance with section 6.

The Company agrees that the Common Shares purchased pursuant to the exercise of the Warrants shall be and be deemed to be issued to the Warrantholder as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such Common Shares as aforesaid.

Nothing contained herein shall confer any right upon the Warrantholder to subscribe for or purchase any Common Shares at any time after the Expiry Time and from and after the Expiry Time the Warrants and all rights under this Warrant Certificate shall be void and of no value.

The above provisions are subject to the following:

1.	Exercise: If the Warrantholder desires to exercise the right to purchase Common Shares conferred hereby, the Warrantholder shall (a) complete to the extent possible in the manner indicated and execute an exercise form substantially in the form attached as Schedule A to this Warrant Certificate, (b) surrender this Warrant Certificate to the Company in accordance with section 10 hereof, and (c) pay the amount payable on the exercise of such Warrants in respect of the Common Shares subscribed for either by certified cheque or bank draft payable to the Company or by transmitting same day funds by wire or other similar transfer in lawful money of the United States (or such other currency acceptable to the Company) to such account as the Company shall direct the Warrantholder. Upon such surrender and payment as aforesaid, the Warrantholder shall be deemed for all purposes to be the holder of record of the number of Common Shares to be so issued and the Warrantholder shall be entitled to delivery of a certificate or certificates representing such Common Shares and the Company shall cause such certificate or certificates to be delivered to the Warrantholder at the address specified in the subscription form as soon as reasonably practicable and, at any rate, within three business days after such surrender and payment as aforesaid. No fractional Common Shares will be issuable upon any exercise of the Warrants and the Warrantholder will not be entitled to any cash payment or compensation in lieu of a fractional Common Share.

2.	Partial Exercise: The Warrantholder may from time to time subscribe for and purchase any lesser number of Common Shares than the number of Common Shares expressed in this Warrant Certificate. If the Warrantholder subscribes for and purchases any such lesser number of Common Shares prior to the Expiry Time, the Warrantholder shall be entitled to receive a replacement certificate representing the unexercised balance of the Warrants.

3.	Not a Shareholder: The holding of the Warrants shall not constitute the Warrantholder a shareholder of the Company nor entitle the Warrantholder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

4.	Covenants, Representations and Warranties: The Company hereby represents and warrants that it is authorized to create and issue the Warrants and covenants and agrees that (i) it will cause the Common Shares from time to time subscribed for and purchased in the manner provided in this Warrant Certificate and the certificate or certificates representing such Common Shares to be issued, (ii) at all times prior to the Expiry Time, it will reserve and there will remain unissued a sufficient number of Common Shares to satisfy the right of purchase provided for in this Warrant Certificate, and (iii) if the Company’s Common Shares are publicly listed on a stock exchange (an “Exchange”), it will take such steps as are necessary to cause the Common Shares issuable upon any exercise of the Warrants hereunder to be approved for listing on the such Exchange. All Common Shares which are issued upon the exercise of the right of purchase provided in this Warrant Certificate, upon payment therefor of the amount at which such Common Shares may be purchased pursuant to the provisions of this Warrant Certificate, shall be and be deemed to be fully paid and non-assessable Common Shares and free from all taxes, liens and charges with respect to the issue thereof. The Company shall use all commercially reasonable efforts to maintain its corporate existence. The Company hereby represents and warrants that this Warrant Certificate is a valid and enforceable obligation of the Company, enforceable in accordance with the provisions of this Warrant Certificate.

5.	Anti-Dilution Protection:

(1)	Definitions: For the purposes of this section 5, unless there is something in the subject matter or context inconsistent therewith, the words and terms defined below shall have the respective meanings specified therefor in this subsection 5(1):

(a)	“Adjustment Period” means the period commencing on the date of issue of the Warrants and ending at the Expiry Time;

(b)	“Current Market Price” means the price per Common Share equal to the weighted average price at which the Common Shares have traded on an Exchange on any given date or, if the Common Shares are not then listed on an Exchange, the Current Market Price shall be determined by the Directors acting reasonably and in good faith; and

(c)	“Director” means a director of the Company for the time being and, unless otherwise specified herein, a reference to action “by the Directors” means action by the directors of the Company as a board or, whenever empowered, action by any committee of the directors of the Company;

(2)	Adjustments: Subject to subsection 5(3) below, the Exercise Price and the number of Common Shares issuable to the Warrantholder upon the exercise of the Warrants shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If at any time during the Adjustment Period the Company shall:

(i)	fix a record date for the issue of, or issue, Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend;

(ii)	fix a record date for the distribution to, or make a distribution to, the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

(iii)	subdivide the outstanding Common Shares into a greater number of Common Shares; or

(iv)	consolidate the outstanding Common Shares into a lesser number of Common Shares;

(any of such events in subsections 5(2)(a)(i), 5(2)(a)(ii), 5(2)(a)(iii) and 5(2)(a)(iv) above being herein called a “Common Share Reorganization”), the Exercise Price shall be adjusted on the earlier of the record date on which holders of Common Shares are determined for the purposes of the Common Share Reorganization and the effective date of the Common Share Reorganization to the amount determined by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction:

A.	the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Common Share Reorganization; and

B.	the denominator of which shall be the number of Common Shares which will be outstanding immediately after giving effect to such Common Share Reorganization (including in the case of a distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection 5(2)(a) as a result of the fixing by the Company of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange or conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right. Any Warrantholder who has not exercised his right to subscribe for and purchase Common Shares on or prior to the record date of such stock dividend or distribution or the effective date of such subdivision or consolidation, as the case may be, upon the exercise of such right thereafter shall be entitled to receive and shall accept in lieu of the number of Common Shares then subscribed for and purchased by such Warrantholder, at the Exercise Price determined in accordance with this subsection 5(2)(a) the aggregate number of Common Shares that such Warrantholder would have been entitled to receive as a result of such Common Share Reorganization, if, on such record date or effective date, as the case may be, such Warrantholder had been the holder of record of the number of Common Shares so subscribed for and purchased.

(b)	If at any time during the Adjustment Period the Company shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of rights, options or warrants pursuant to which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (such period being the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or in the case of securities exchangeable for or convertible into Common Shares, at an exchange or conversion price per share) at the date of issue of such securities of less than 95% of the Current Market Price on such record date (any of such events being called a “Rights Offering”), the Exercise Price shall be adjusted effective immediately after the record date for such Rights Offering to the amount determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the aggregate of

A.	the number of Common Shares outstanding on the record date for the Rights Offering, and

B.	the quotient determined by dividing

(1)	either (a) the product of the number of Common Shares offered during the Rights Period pursuant to the Rights Offering and the price at which such Common Shares are offered, or, as the case may be, (b) the product of the exchange or conversion price of the securities so offered and the number of Common Shares for or into which the securities offered pursuant to the Rights Offering may be exchanged or converted, by

(2)	the Current Market Price as of the record date for the Rights Offering; and

(ii)	the denominator of which shall be the aggregate of the number of Common Shares outstanding on such record date and the number of Common Shares offered pursuant to the Rights Offering (including in the case of the issue or distribution of securities exchangeable for or convertible into Common Shares the number of Common Shares for or into which such securities may be exchanged or converted).

If by the terms of the rights, options, or warrants referred to in this subsection 5(2)(b), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered, shall be calculated for purposes of the adjustment on the basis of the lowest purchase, conversion or exchange price per Common Share, as the case may be. Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection 5(2)(b) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants referred to in this subsection 5(2)(b), the Exercise Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(c)	If at any time during the Adjustment Period the Company shall fix a record date for the issue or distribution to the holders of all or substantially all of the outstanding Common Shares of:

(i)	shares of the Company of any class other than Common Shares;

(ii)	rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (other than rights, options or warrants proposed to be issued pursuant to a Rights Offering);

(iii)	evidences of indebtedness of the Company; or

(iv)	any property or assets of the Company;

and if such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Exercise Price in effect on the record date for the Special Distribution by a fraction:

A.	the numerator of which shall be the difference between

(1)	the product of the number of Common Shares outstanding on such record date and the Current Market Price on such record date, and

(2)	the fair value, as determined by the Directors of the Company, acting reasonably and in good faith, of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

B.	the denominator of which shall be the product obtained by multiplying the number of Common Shares outstanding on such record date by the Current Market Price on such record date.

Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of such calculation. To the extent that any adjustment in the Exercise Price occurs pursuant to this subsection 5(2)(c) as a result of the fixing by the Company of a record date for the issue or distribution of rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares referred to in this subsection 5(2)(c), the Exercise Price shall be readjusted immediately after the expiry of any relevant exercise, exchange or conversion right to the amount which would then be in effect based upon the number of Common Shares issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(d)	If at any time during the Adjustment Period there shall occur:

(i)	a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities or any other capital reorganization involving the Common Shares (other than a Common Share Reorganization);

(ii)	a consolidation, amalgamation, plan of arrangement or merger of the Company with or into another body corporate which results in a reclassification or redesignation of the Common Shares or a change of the Common Shares into other shares or securities;

(iii)	the transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another Company or entity;

(any of such events being called a “Capital Reorganization”), after the effective date of the Capital Reorganization the Warrantholder shall be entitled to receive, and shall accept, for the same aggregate consideration, upon exercise of the Warrants, in lieu of the number of Common Shares to which the Warrantholder was theretofor entitled upon the exercise of the Warrants, the kind and aggregate number of shares and other securities or property resulting from the Capital Reorganization which the Warrantholder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, the Warrantholder had been the registered holder of the number of Common Shares which the Warrantholder was theretofore entitled to purchase or receive upon the exercise of the Warrants. If necessary, as a result of any such Capital Reorganization, appropriate adjustments shall be made in the application of the provisions of this Warrant Certificate with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants.

(e)	If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of subsection 5(2)(a), 5(2)(b) or 5(2)(c) of this Warrant Certificate, then the number of Common Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment or readjustment and the denominator of which shall be the Exercise Price resulting from such adjustment or readjustment.

(f)	If the Exercise Price or the number of Common Shares issuable to the Warrantholder upon the exercise of the Warrants shall be subject to adjustment as provided for in subsection 5(2), then within five business days following the event that resulted in such adjustment, the Company shall deliver a new Warrant Certificate to the Warrantholder reflecting such adjusted Exercise Price and the number of Common Shares issuable to the Warrantholder upon the exercise of the Warrants, as applicable, in exchange for the previous Warrant Certificate delivered by the Warrantholder to the Company.

(3)	Rules: The following rules and procedures shall be applicable to adjustments made pursuant to subsection 5(2) hereof:

(a)	Subject to the following sections of this subsection 5(3), any adjustment made pursuant to subsection 5(2) hereof shall be made successively whenever an event referred to therein shall occur.

(b)	No adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least one per cent in the then Exercise Price and no adjustment shall be made in the number of Common Shares purchasable or issuable on the exercise of the Warrants unless it would result in a change of at least one one-hundredth of a Common Share; provided, however, that any adjustments which except for the provision of this subsection 5(3)(b) would otherwise have been required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of subsection 5(2) hereof, no adjustment of the Exercise Price shall be made which would result in an increase in the Exercise Price or a decrease in the number of Common Shares issuable upon the exercise of the Warrants (except in respect of the Common Share Reorganization described in subsection 5(2)(a)(iv) hereof or a Capital Reorganization described in subsection 5(2)(d)(ii) hereof).

(c)	No adjustment in the Exercise Price or in the number of Common Shares purchasable upon the exercise of the Warrants shall be made pursuant to subsection 5(2) hereof in respect of the issue from time to time of Common Shares pursuant to this Warrant Certificate or pursuant to any stock option, stock purchase or stock bonus plan in effect from time to time for directors, officers or employees of the Company or any subsidiary of the Company and any such issue, and any grant of options in connection therewith, shall be deemed not to be a Common Share Reorganization, a Rights Offering nor any other event described in subsection 5(2) hereof.

(d)	If at any time during the Adjustment Period the Company shall take any action affecting the Common Shares, other than an action described in subsection 5(2) hereof, which in the opinion of the Directors, acting reasonably, would have a material adverse effect upon the rights of the Warrantholder, either or both the Exercise Price and the number of Common Shares purchasable upon exercise of the Warrants shall be adjusted in such manner and at such time by action by the Directors, in their reasonable discretion, as may be equitable in the circumstances.

(e)	If the Company shall set a record date to determine holders of Common Shares for the purpose of entitling such holders to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such holders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of the Warrant shall be required by reason of the setting of such record date.

(f)	In any case in which this Warrant Certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to in subsection 5(2) hereof, the Company may defer, until the occurrence of such event:

(i)	issuing to the Warrantholder, to the extent that the Warrants are exercised after such record date and before the occurrence of such event, the additional Common Shares or other securities issuable upon such exercise by reason of the adjustment required by such event; and

(ii)	delivering to the Warrantholder any distribution declared with respect to such additional Common Shares or other securities after such record date and before such event;

provided, however, that the Company shall deliver to the Warrantholder an appropriate instrument evidencing the right of the Warrantholder upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Common Shares purchasable upon the exercise of the Warrants and to such distribution declared with respect to any such additional Common Shares issuable on the exercise of the Warrants.

(g)	In the absence of a resolution of the Directors fixing a record date for a Rights Offering, the Company shall be deemed to have fixed as the record date therefor the date of the issue of the rights, options or warrants issued pursuant to the Rights Offering.

(h)	If a dispute shall at any time arise with respect to adjustments of the Exercise Price or the number of Common Shares purchasable upon the exercise of the Warrants, such disputes shall be conclusively determined by the auditors of the Company or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Directors, and any such determination shall be conclusive evidence of the correctness of any adjustment made pursuant to subsection 5(2) hereof and shall be binding upon the Company and the Warrantholder.

(i)	As a condition precedent to the taking of any action which would require an adjustment pursuant to subsection 5(2) hereof, including the Exercise Price and the number or class of Common Shares or other securities which are to be received upon the exercise thereof, the Company shall take any action which may, in the opinion of counsel to the Company, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable shares all of the Common Shares or other securities which the Warrantholder is entitled to receive in accordance with the provisions of this Warrant Certificate.

(4)	Notice: At least 15 days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of the Warrantholder under this Warrant Certificate, including the Exercise Price or the number of Common Shares which may be purchased under this Warrant Certificate, the Company shall deliver to the Warrantholder a certificate of the Company specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. In case any adjustment for which a notice in this subsection 5(4) has been given is not then determinable, the Company shall promptly after such adjustment is determinable deliver to the Warrantholder a certificate providing the calculation of such adjustment. The Company hereby covenants and agrees that the Company will not take any action which might deprive the Warrantholder of the opportunity of exercising the rights of subscription contained in this Warrant Certificate, during such 15-day period.

6.	Acceleration: If the Common Shares trade at a volume weighted average price (“VWAP”) of at least US$4.20 (or other currency equivalent) on the Exchange on each of thirty (30) consecutive trading days, the Company will be entitled (at its sole discretion) to accelerate the expiry time of the Warrants outstanding under this Warrant Certificate by delivering a notice (the “Acceleration Notice”) to the Warrantholder specifying the following information: (i) identifying the thirty (30) consecutive trading days during which the Common Shares traded on the Exchange at a VWAP above US$4.20 (or other currency equivalent), (ii) details of the VWAP calculation, and (iii) the new expiry time at which the Warrants shall be cancelled and become null and void which shall be twenty-one days after the date such Acceleration Notice is delivered to the Warrantholder. An Acceleration Notice will be delivered by the Company to the Warrantholder in the manner provided in section 10.

7.	Further Assurances: The Company hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Warrantholder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Warrant Certificate.

8.	Time of Essence: Time shall be of the essence of this Warrant Certificate.

9.	Governing Laws; Venue: This Warrant Certificate, any amendment, addendum, annex, exhibit, supplement or other document relating hereto, any dispute arising from or related hereto, and all related rights, duties and remedies shall be governed by and construed in accordance with the laws of the Province of British Columbia, and the federal laws of Canada applicable therein, governing contracts made and to be performed wholly therein, without reference to its principles governing the choice or conflict of laws, and the parties hereto and their successors in interest irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the City of Vancouver, with respect to any dispute arising from or related to this Warrant Certificate.

10.	Notices: All notices or other communications to be given under this Warrant Certificate shall be delivered by hand or by facsimile and, if delivered by hand, shall be deemed to have been given on the delivery date and, if sent by facsimile, on the date of transmission if sent before 4:00 p.m. (Vancouver time) on a business day or, if such day is not a business day, on the first business day following the date of transmission.

Notices to the Company shall be addressed to:

Naqi Logix Inc.

100 Park Royal, Suite 200
West Vancouver, BC V7T 1A2

Attention:	Mark Godsy
Email:	mgodsy@naqilogix.com

Notices to the Warrantholder shall be addressed to the address of the Warrantholder set out on the face page of this Warrant Certificate.

The Company and the Warrantholder may change its address for service by notice in writing to the other of them specifying its new address for service under this Warrant Certificate.

11.	Legend on Common Shares:

General Legends: Any certificate representing Common Shares issued upon the exercise of the Warrants will bear the following legend and any and all other legends that the Company has been advised by its legal counsel necessary (including legends relating to U.S. securities laws, special rights and restrictions attaching to the Common Shares and any agreement between the Company and its shareholders):

“THERE ARE SPECIAL RIGHTS AND RESTRICTIONS ATTACHED TO THESE SHARES AND A COPY OF THE FULL TEXT THEREOF MAY BE OBTAINED FROM THE REGISTERED AND RECORDS OFFICE OF THE COMPANY WITHOUT CHARGE.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (AS COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE SHAREHOLDER, THE COMPANY AND CERTAIN OTHER HOLDERS OF SHARES IN THE CAPITAL OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

Canadian Legend: Any certificate representing Common Shares issued upon the exercise of the Warrants prior to the date which is the later of four months and one day after the date hereof and the date on which the Company becomes a reporting issuer in any province or territory of Canada, will bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY OR ANY SECURITY ISSUED ON ITS EXERCISE MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) JUNE {{Day}}, 2026 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

United States Legend: Any certificate representing Common Shares issued upon the exercise of the Warrants issued in the United States or to, or for the account or benefit of, a U.S. Person (as defined in Regulation S under the United States Securities Act of 1933, as Amended (the “U.S. Securities Act”), will bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY AND THE UNDERLYING SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO NAQI LOGIX INC. (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 OR (ii) 144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (E) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(i) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

12.	Lost Certificate: If this Warrant Certificate or any replacement hereof becomes stolen, lost, mutilated or destroyed, the Company shall, on such terms as it may in its discretion impose, acting reasonably, issue and deliver a new certificate, in form identical hereto but with appropriate changes, representing any unexercised portion of the subscription rights represented hereby to replace the certificate so stolen, lost, mutilated or destroyed.

13.	Language: The parties hereto acknowledge and confirm that they have requested that this Warrant Certificate as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et confirment qu’elles ont exigé que la présente convention ainsi que tous les avis et documents qui s’y rattachent soient rédigés en langue anglaise.

14.	Transfer: The Warrants are transferable.

15.	Successors and Assigns: This Warrant Certificate shall enure to the benefit of the Warrantholder and the successors and assignees thereof and shall be binding upon the Company and the successors thereof.

16.	Day not a Business Day: In the event that any day on or before which any action is required to be taken hereunder is not a business day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a business day. If the payment of any amount is deferred for any period, then such period shall be included for purposes of the computation of any interest payable hereunder.

17.	Computation of Time Period: Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by an authorized officer as of June ______, 2026.

NAQI LOGIX INC.

By:
Authorized Signatory

[Warrant Holder]

SCHEDULE A

TO: NAQI LOGIX INC.

EXERCISE FORM

The undersigned hereby: subscribes for _______________ voting common shares (“Common Shares”) of Naqi Logix Inc. (the “Company”) (or such other number of voting common shares or other securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto pursuant to the provisions of the warrant certificate (the “Warrant Certificate”) dated June 8, 2026 issued by the Company) at the purchase price of US$2.40 per Common Share (or at such other purchase price as may be in effect under the provisions of the Warrant Certificate) and on and subject to the other terms and conditions specified in the Warrant Certificate and hereunder and encloses herewith a certified cheque, bank draft or has transmitted same day funds by wire or other similar transfer in lawful money of the United States (or such other currency acceptable to the Company) payable to or to the order of the Company in payment of the applicable exercise price.

The undersigned hereby directs that the Common Shares subscribed for be registered and delivered as follows:

Name in Full	Address	Number of Common Shares

DATED this ___ day of _____________, 20_____.

By:

Witness

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